DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C4700-04

FEB 25 2004

IN THE OFFICE OF
[signature]
DEAN HELLER SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CELTIC CROSS LTD

2. Resident Agent Name and Street Address: *(must be a Nevada address where process may be served)*

Name: STEVENSON MANAGEMENT
Street Address: 9750 PEACEWAY, City: L.V, NEVADA, Zip Code: 89147
Optional Mailing Address: SUITE 2010, City: , State: , Zip Code:

3. Shares: *(number of shares corporation authorized to issue)*

Number of shares with par value: 75,000,000 Par value: $ .001 Number of shares without par value: -0-

4. Names & Addresses, of Board of Directors/Trustees: *(attach additional page if there is more than 3 directors/trustees)*

1. Name: KEVIN M MURPHY
Street Address: 1109 7TH COURT, City: FOX ISLAND, State: WA, Zip Code: 98333

2. Name:
Street Address: , City: , State: , Zip Code:

3. Name:
Street Address: , City: , State: , Zip Code:

5. Purpose: *(optional–see instructions)*

The purpose of this Corporation shall be: ALL LEGAL PURPOSES

6. Names, Address and Signature of Incorporator: *(attach additional page if there is more than 1 incorporator)*

Name: KEVIN M MURPHY Signature: [signature]
Address: 1109 7TH COURT, City: FOX ISLAND, State: WA, Zip Code: 98333

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

[signature]
Authorized Signature of R.A. or On Behalf of R.A. Company Date: 2-25-04

This form must be accompanied by appropriate fees. See attached fee schedule.

LT C20040225-0418
2/25/2004 4:48:42 PM $404.00